Exhibit 10.27.2

EXECUTION VERSION

GENERAL ELECTRIC CAPITAL CORPORATION

901 Main Avenue

Norwalk CT  06851

November 24, 2015

Penske Automotive Group, Inc.
2555 Telegraph Road
Bloomfield Hills, MI 48302
Attention:	Executive Vice President and CFO

Re:	Notice and Confirmation of Assignment of Amended and Restated PAG Co-Obligation Fee, Indemnity and Security Agreement

Dear Dave:

Reference is made to that certain PAG Co-Obligation Fee, Indemnity and Security Agreement, dated as of April 30, 2012 (the “Original Agreement”) and that certain Amended and Restated PAG Co-Obligation Fee, Indemnity and Security Agreement, dated as of March 17, 2015 (the “COFIS Agreement”),  between Penske Automotive Group, Inc. (“PAG”) and General Electric Capital Corporation (“Original Capital”).  Capitalized terms used but not defined herein shall have the meanings given them in the COFIS Agreement; unless otherwise specified, references herein to any Section are references to such Section of the COFIS Agreement.

In connection with the Fall Away Event, the relevant parties entered into a Second Amended and Restated Limited Liability Agreement of LJ VP Holdings LLC (“Holdings”) and into an amendment to the Fourth Amended and Restated Limited Partnership Agreement of Penske Truck Leasing Co., L.P. (the “Partnership”) to reflect (a) the Fall Away Event, (b) the withdrawal of the remaining Original Capital subsidiary member of Holdings, (c) the return of certain partnership interests in the Partnership to such member, (d) the reduction of the obligation of Holdings to pay a percentage of the total obligations of Original Capital under the notes and indenture described in the recitals of the COFIS Agreement (the “Notes” and the “Indenture”, respectively) to the extent of Holdings’ cash equivalents from 100% to 50.1% and (e) certain other events with respect to Holdings and the Partnership;

On March 18, 2015, certain subsidiaries of Original Capital sold a 20% limited partnership interest in the Partnership to certain subsidiaries of Mitsui & Co., Ltd. (“Mitsui”), and such subsidiaries of Mitsui, the remaining Original Capital subsidiaries with partnership interests in the Partnership, PTLC and PAG entered into a Fifth Amended and Restated Limited Partnership Agreement of the Partnership.

Original Capital owns all of the capital stock of General Electric Credit Corporation of Tennessee, a Tennessee corporation (“GE Tennessee”).

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On the date hereof, in furtherance of a reorganization of Original Capital (the “Reorganization”), Original Capital has contributed and assigned its rights and obligations under the Original Agreement, the COFIS Agreement, the PTLC Co-Obligation Fee, Indemnity and Security Agreement, dated as of April 30, 2012 and the Amended and Restated PTLC Co-Obligation Fee, Indemnity and Security Agreement, dated as of March 17, 2015, to GE Tennessee. All of the outstanding stock of GE Tennessee and Original Capital’s interests in the other Original Capital subsidiaries that are partners in the Partnership, together with substantial other assets of Original Capital will be contributed to GE Capital US Holdings, Inc., a Delaware corporation (“GE Capital US Holdings”).  Thereafter the entity that is currently Original Capital will merge into General Electric Company (“GE”), which will thereby become the obligor with respect to the Notes as outstanding on the date hereof and the Indenture with respect to such Notes.  Ultimately, as part of the Reorganization, GE Capital US Holdings will become a wholly owned subsidiary of GE Capital Global Holdings, LLC, a Delaware limited liability company (“GE Capital Global Holdings”), that will be a wholly owned subsidiary of GE.  Upon completion of the Reorganization, GE Capital Global Holdings will, through GE Capital US Holdings and other holding companies, own the assets and businesses that were owned by Original Capital and its subsidiaries immediately before the Reorganization as more fully described in this letter agreement.

The parties hereto acknowledge and agree that the right, title and interest of Original Capital in and to the Original Agreement and the COFIS Agreement (including for tax purposes PAG’s Funding Loan) have been assigned and contributed to GE Tennessee and the obligations of Original Capital thereunder have been assumed by GE Tennessee.  In furtherance of the foregoing, subject to the terms and conditions contained herein, the parties hereto agree, with the intent to be legally bound, that the terms and provisions of the COFIS Agreement shall be interpreted and applied as follows:

1.

References to “GECC”.  Except as otherwise specified herein, the term “GECC” as used in the COFIS Agreement means GE Tennessee and not Original Capital; such change is for simplification of drafting and not to imply any legal relationship between the two entities.

a.

The term “GECC” as used in the “Whereas” clauses at the head of the COFIS Agreement, the definition of “Co-Obligation”, the definition of “Bond Indenture”, Section 5, Section 6, Sections 9(b), 9(c) and 9(f) and Section 11.3 shall continue to mean Original Capital.

b.	The definition of “GECC Revolver” is hereby deleted.
c.

The term “GECC” as used in the definition of “Transaction Documents”, the second and third sentences of Section 4(d), Section 10, the second sentence of Section 11.2 and Section 11.4(b) shall mean GE Tennessee or Original Capital.

d.	The term “GECC” as used in the first sentence of Section 9(g) shall mean Original Capital or GE Tennessee, as the case may be.

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e.	The term “GECC” as used in the first sentence of Section 11.2 shall mean GE Tennessee and Original Capital.
2.	Designation of Agent. From the date hereof, GE Tennessee is designated as the “Agent”.

3.

Holdings Payment Amounts.  “Holdings Payment Amounts” shall mean any amounts paid by Holdings to Original Capital prior to the date hereof or to GE Tennessee pursuant to section 10.1 of the Holdings LLC Agreement, which will be deemed distributed when paid to Original Capital prior to the date hereof or to GE Tennessee in accordance with such section.

4.	PAG Co-Obligation Fee. The requirements of Section 2 of the COFIS Agreement are only applicable to the extent PAG has not previously paid the Co-Obligation Fee to Original Capital.

5.	Indemnification. The first sentence of Section 3 shall be interpreted and read as follows:

Without limiting any other rights which GE Tennessee may have hereunder, under any of the other Transaction Documents or under applicable Law, subject to Section 10, PAG hereby agrees to indemnify GE Tennessee for and pay to GE Tennessee (i) whether or not the Bonds are outstanding, the PAG Co-Obligation Percentage of the amount of any interest that was scheduled to become due on the Bonds as of the Effective Date, accruing from the Effective Date until the originally scheduled maturity date of the Bonds, with any such deemed accrual being due and payable upon each originally scheduled payment date (such payments of deemed accrual amounts to be the applicable obligation, notwithstanding that the aggregate of these payments may exceed the interest component of the redemption price, if any, paid by General Electric Company on the Bonds), (ii) the PAG Co-Obligation Percentage of any principal payments to become due on the Bonds as in effect on the Effective Date, with such obligation becoming due and payable on the originally scheduled maturity date of the Bonds (whether or not the Bonds remain outstanding until their originally scheduled maturity date), (iii) without duplication with clauses (i) or (ii), the payments due to GE Tennessee under Section 11.7 or Section 11.8, (iv) interest at the Default Rate on any payment referred to in clauses (i) - (iii) hereof or with respect to the PAG Co-Obligation Fee when such payment was not made on or prior to the due date thereof and (v) all damages, losses, liabilities, costs and expenses incurred by GE Tennessee or any of its Affiliates in connection with the failure of PAG to observe, comply with or perform its material obligations or covenants hereunder or a breach of any representation or warranty of PAG hereunder (all of the foregoing clauses (i) - (v) hereof are herein called, collectively, the “Indemnified Amounts”), which Indemnified Amounts shall be due and payable on demand (such amounts, as and when payment thereof is demanded, are herein collectively called the “Indemnity Payments”)).

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Furthermore, payments made on interest and trustee’s fees on the Bonds by Holdings prior to March 18, 2015 have reduced the Indemnified Amounts with respect to 9.02% of such payments.  Any Holdings Payment Amounts will reduce any Indemnified Amounts due under the COFIS Agreement with respect to PAG by an amount equal to 18% of the Holdings Payment Amounts.

6.

Security Interest.  PAG confirms that that the right, title and interest of the secured party in the security interests granted under the Original Agreement and the COFIS Agreement have been transferred to GE Tennessee.

7.

Tax Characterization.  The parties acknowledge and agree that for tax purposes they will not treat the Bonds as debt of Holdings, but instead will treat the Bonds as debt of a subsidiary of GE and they further acknowledge and agree that right, title and interest of Original Capital in and to the Funding Loan shall be deemed transferred to GE Tennessee on the date hereof.  The reference to “each member” in Section 9(b) is a reference to each member of Holdings.  The phrase “and then used by GECC to make payments on, or of financing costs or other fees or expenses with respect to the Bonds” contained in Sections 9(f) and (g) shall be disregarded.

8.

Reinstatement of Indemnity Obligation.  The reference in Section 10 of the COFIS Agreement to “the Holdings LLC Amendment prior to its amendment on the date hereof” refers to the Holdings LLC Agreement as it existed prior to March 17, 2015.

9.

Notices.  Notices to GE Tennessee pursuant to Section 11.5 shall be addressed to “General Electric Credit Corporation of Tennessee, c/o GE Capital US Holdings, Inc.”, with a copy to “GE Capital US Holdings, Inc.”, each at the same address previously stated for “GECC” in the COFIS Agreement.

By signing this letter agreement, PAG hereby confirms the authority of GE Tennessee to file, solely at GE Tennessee’s expense, proper financing statements (Form UCC-1), together with amendments to the UCC Filings (Form UCC-3) naming PAG, as the debtor, and GE Tennessee, as secured party, in respect of the first priority, perfected security interest created under the Original Agreement and the COFIS Agreement.

By signing this letter agreement, GE Tennessee and Original Capital represent and warrant that:  As part of the Reorganization, GE Capital US Holdings will become a wholly owned subsidiary of GE Capital Global Holdings, that will be a wholly owned subsidiary of GE.  Upon completion of the Reorganization, GE Capital Global Holdings will through GE Capital US Holdings and other holding companies own the assets and businesses that were owned by Original Capital and its subsidiaries immediately before the Reorganization.  (For the avoidance of doubt, the following shall not be treated as assets of Original Capital immediately before the Reorganization: (1) stock and assets of Synchrony Financial and its subsidiaries and (2) stock and assets sold to third parties.)

By signing this letter agreement, each party hereto certifies that (i) such party has full power, authority and legal right to enter into this letter and to perform all its respective obligations

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hereunder, (ii) the execution, delivery and performance of this letter (a) are within such party’s corporate (or other organizational) powers, have been duly authorized, are not in contravention of Law or the terms of its Organizational Documents or of any Material Agreement or undertaking to which such party is a party or by which such party is bound.

This letter may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and all of which taken together shall constitute one and the same letter.   Delivery of an executed counterpart of a signature page of this letter agreement by email or facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.

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Please acknowledge this letter and your agreement with the foregoing below and return to our attention.

Very truly yours,

GENERAL ELECTRIC CAPITAL CORPORATION

By:	/s/ Christina L. Selby
Name: Christina L. Selby
Title: Vice President

GENERAL ELECTRIC CREDIT CORPORATION OF TENNESSEE

By:	/s/Anthony J. Iannini
Name: Anthony J. Iannini
Title: Asst. Secretary and Authorized Signer

NOTICE AND CONFIRMATION OF ASSIGNMENT OF PAG COFIS

SIGNATURE PAGE

Acknowledged and Agreed to by:

PENSKE AUTOMOTIVE GROUP, INC.

By:	/s/J.D. Carlson
Name: J.D. Carlson
Title: CFO

NOTICE AND CONFIRMATION OF ASSIGNMENT OF PAG COFIS

SIGNATURE PAGE

cc:	Penske Automotive Group, Inc.
2555 Telegraph Road
Bloomfield Hills, MI 48302
Attention: Executive Vice President and General Counsel

Penske Corporation
2555 Telegraph Road
Bloomfield Hills, MI 48302
Attention: Executive Vice President and General Counsel